Exhibit 95

Mine Safety and Health Administration Safety Data

We believe that Core Natural Resources is one of the safest mining companies in the world. The Company has in place health and safety programs that include extensive employee training, accident prevention, workplace inspection, emergency response, accident investigation, regulatory compliance and program auditing. The objectives of our health and safety programs are to eliminate workplace incidents, comply with all mining-related regulations and provide support for both regulators and the industry to improve mine safety.

The operation of our mines is subject to regulation by the federal Mine Safety and Health Administration (MSHA) under the Federal Mine Safety and Health Act of 1977 (Mine Act). MSHA inspects our mines on a regular basis and issues various citations, orders and violations when it believes a violation has occurred under the Mine Act. We present information below regarding certain mining safety and health violations, orders and citations issued by MSHA and related assessments and legal actions and mine-related fatalities with respect to our coal mining operations. In evaluating this information, consideration should be given to factors such as: (i) the number of violations, orders and citations will vary depending on the size of the coal mine, (ii) the number of violations, orders and citations issued will vary from inspector to inspector and mine to mine, and (iii) violations, orders and citations can be contested and appealed, and in that process, are often reduced in severity and amount, and are sometimes dismissed.

The table below sets forth for the three months ended September 30, 2026 for each coal mine of Core Natural Resources and its subsidiaries, the total number of: (i) violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a coal or other mine safety or health hazard under section 104 of the Mine Act for which the operator received a citation from MSHA; (ii) orders issued under section 104(b) of the Mine Act; (iii) citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under section 104(d) of the Mine Act; (iv) flagrant violations under section 110(b)(2) of the Mine Act; (v) imminent danger orders issued under section 107(a) of the Mine Act; (vi) the total dollar value of proposed assessments from MSHA (regardless of whether Core Natural Resources has challenged or appealed the assessment); (vii) the total number of mining-related fatalities; (viii) notices from MSHA of a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of coal or other mine health or safety hazards under section 104(e) of the Mine Act; (ix) notices from MSHA regarding the potential to have a pattern of violations as referenced in (viii) above; and (x) pending legal actions before the Federal Mine Safety and Health Review Commission (as of September 30, 2026) involving such coal or other mine, as well as the aggregate number of legal actions instituted and the aggregate number of legal actions resolved during the reporting period.

Mine or Operating Name/MSHA Identification Number		Section 104 S&S Citations	Section 104(b) Orders	Section 104(d) Citations and Orders	Section 110(b)(2) Violations	Section 107(a) Orders	Total Dollar Value of MSHA Assessments Proposed (In Dollars)	Total Number of Mining-Related Fatalities	Received Notice of Pattern of Violations Under Section 104(e)	Received Notice of Potential to have Pattern Under Section 104(e)	Legal Actions Pending as of Last Day of Period (a)	Legal Actions Initiated During Period	Legal Actions Resolved During Period
Active Operations
Bailey Mine	3607230	18	—	—	—	—	69,471	—	No	No	9	2	1
Beckley Pocahontas Mine	4605252	20	—	—	—	—	83,338	—	No	No	6	4	2
Beckley Pocahontas Plant	4609216	—	—	—	—	—	151	—	No	No	—	—	—
Black Thunder	4800977	—	—	—	—	—	5,383	—	No	No	3	2	2
Cardinal Preparation Plant	4609046	—	—	—	—	—	453	—	No	No	—	—	—
Coal Creek Mine	4801215	—	—	—	—	—	—	—	No	No	1	1	—
Eccles Refuse Area	4609023	—	—	—	—	—	—	—	No	No	—	—	—
Enlow Fork Mine	3607416	4	—	—	—	—	7,893	—	No	No	3	—	—
Harvey Mine	3610045	3	—	—	—	—	9,771	—	No	No	3	1	4
Itmann No 5	4609569	14	—	—	—	—	72,292	—	No	No	9	2	—
Itmann No.5 Plant	4609598	—	—	—	—	—	—	—	No	No	—	—	—
Leer Mine	4609192	8	—	—	—	—	23,882	—	No	No	4	3	2
Leer Prep Plant	4609191	—	—	—	—	—	302	—	No	No	—	—	—
Leer South Mine	4604168	4	—	—	—	—	16,970	—	No	No	8	3	1
Leer South Preparation Plant	4608777	—	—	—	—	—	—	—	No	No	—	—	—
Meigs #31 Mine	3301172	—	—	—	—	—	—	—	No	No	—	—	—
Mountaineer II Mine	4609029	31	—	—	—	—	160,630	—	No	No	11	4	1
Robena Preparation Plant	3604175	—	—	—	—	—	151	—	No	No	—	—	—
Upshur Complex	4605823	—	—	—	—	—	—	—	No	No	—	—	—
West Elk Mine	0503672	9	—	—	—	—	56,880	—	No	No	8	2	2
		111	—	—	—	—	507,567	—			65	24	15
(a) See table below for additional details regarding Legal Actions Pending as of September 30, 2026. With respect to Contests of Proposed Penalties, we have included the number of dockets (as opposed to citations) when counting the number of Legal Actions Pending as of September 30, 2026.

Mine or Operating Name/ MSHA Identification Number		Contests of Citations, Orders (as of 9.30.2026)	Contests of Proposed Penalties (as of 9.30.2026) (b)		Complaints for Compensation (as of 9.30.2026)	Complaints of Discharge, Discrimination or Interference (as of 9.30.2026)	Applications for Temporary Relief (as of 9.30.2026)	Appeals of Judges' Decisions or Order (as of 9.30.2026)
		(a)	Dockets	Citations	(c)	(d)	(e)	(f)
Active Operations
Bailey Mine	3607230	—	9	40	—	—	—	1
Beckley Pocahontas Mine	4605252	—	6	88	—	—	—	—
Beckley Pocahontas Plant	4609216	—	—	—	—	—	—	—
Black Thunder	4800977	—	3	7	—	—	—	—
Cardinal Preparation Plant	4609046	—	—	—	—	—	—	—
Coal Creek Mine	4801215	—	1	4	—	—	—	—
Eccles Refuse Area	4609023	—	—	—	—	—	—	—
Enlow Fork Mine	3607416	—	3	5	—	—	—	2
Harvey Mine	3610045	—	3	7	—	—	—	—
Itmann No 5	4609569	—	9	84	—	—	—	—
Itmann No.5 Plant	4609598	—	—	—	—	—	—	—
Leer Mine	4609192	—	4	11	—	—	—	—
Leer Prep Plant	4609191	—	—	—	—	—	—	—
Leer South Mine	4604168	—	8	66	—	—	—	—
Leer South Preparation Plant	4608777	—	—	—	—	—	—	—
Meigs #31 Mine	3301172	—	—	—	—	—	—	—
Mountaineer II Mine	4609029	—	11	154	—	—	—	—
Robena Preparation Plant	3604175	—	—	—	—	—	—	—
Upshur Complex	4605823	—	—	—	—	—	—	—
West Elk Mine	0503672	—	8	41	—	—	—	—
		—	65	507	—	—	—	3
(a) Represents (if any) contests of citations and orders, which typically are filed prior to an operator's receipt of a proposed penalty assessment from MSHA or relate to orders for which penalties are not assessed (such as imminent danger orders under Section 107 of the Mine Act). This category includes: (i) contests of citations or orders issued under section 104 of the Mine Act, (ii) contests of imminent danger withdrawal orders under section 107 of the Mine Act, and (iii) Emergency response plan dispute proceedings (as required under the Mine Improvement and New Emergency Response Act of 2006, Pub. L. No. 109-236, 120 Stat. 493).
(b) Represents (if any) contests of proposed penalties, which are administrative proceedings before the Federal Mine Safety and Health Review Commission (“FMSHRC”) challenging a civil penalty that MSHA has proposed for the violation contained in a citation or order.
(c) Represents (if any) complaints for compensation, which are cases under section 111 of the Mine Act that may be filed with the FMSHRC by miners idled by a closure order issued by MSHA who are entitled to compensation.
(d) Represents (if any) complaints of discharge, discrimination or interference under section 105 of the Mine Act, which cover: (i) discrimination proceedings involving a miner's allegation that he or she has suffered adverse employment action because he or she engaged in activity protected under the Mine Act, such as making a safety complaint, and (ii) temporary reinstatement proceedings involving cases in which a miner has filed a complaint with MSHA stating that he or she has suffered such discrimination and has lost his or her position. Complaints of Discharge, Discrimination, or Interference are also included in Contests of Proposed Penalties, Column B.
(e) Represents (if any) applications for temporary relief, which are applications under section 105(b)(2) of the Mine Act for temporary relief from any modification or termination of any order or from any order issued under section 104 of the Mine Act (other than citations issued under section 104(a) or (f) of the Mine Act).
(f) Represents (if any) appeals of judges' decisions or orders to the FMSHRC, including petitions for discretionary review and review by the FMSHRC on its own motion.